UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2013 (November 14, 2013)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2013, the Board of Directors (the “Board”) of Key Energy Services, Inc. (the “Company”) amended and restated the by-laws (the “By-laws”) of the Company to (i) provide that a person shall not be qualified to serve as a member of the Company’s Board of Directors if he or she is party to certain compensatory arrangements with a third party in connection with his or her candidacy or service as a director; (ii) require disclosure of any derivative holdings related to the Company by stockholders proposing business or nominees for director; and (iii) reduce on a prospective basis the ownership thresholds applicable under Maryland’s Control Share Acquisition Statute and Business Combination Statute from 20% to 10%.

A copy of the By-laws is attached to this Current Report on Form 8-K as an exhibit and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Sixth Amended and Restated By-laws of Key Energy Services, Inc. as amended through November 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: November 18, 2013	By:	/s/ Kimberly R. Frye
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Sixth Amended and Restated By-laws of Key Energy Services, Inc. as amended through November 14, 2013.